EXHIBIT
MORGAN STANLEY DEAN WITTER VARIABLE INVESTMENT SERIES
Sub-Item
77P		     Information Required to be Filed Pursuant to
Existing Exemptive Orders
			Statement Pursuant to Exemptive Order
						(ICA Release No. 13466)
					Pertaining to Amortized Cost Pricing
No action was taken during the period pursuant to condition 2 (c) of the above-captioned Order.